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                                                                 10.9(e)(ii)

                               AMENDMENT TO LEASE
                               ------------------

THIS AGREEMENT is entered into as of the 16th day of July, 1993, between THE TIMBERLAND COMPANY (the "TENANT") and Louise Minges and Mitchell Minges (the "LANDLORD").

WHEREAS, the Tenant and the Landlord entered into a real estate lease dated July 20, 1992 (the "LEASE"); and

WHEREAS, the parties wish to amend certain provisions of the Lease;

NOW, THEREFORE, the parties hereby agree as follows:

1. Section 1.7 ("TERM") shall be and hereby is replaced in its entirety with the following:

                 "A period of six (6) months, commencing August 1, 1993 and unless otherwise terminated as provided for elsewhere within this Lease, ending January 1, 1994."

2. Section 1.9 ("RENEWAL") shall be and hereby is further amended as follows:

                 "The Tenant shall have the option to renew this Lease for consecutive six (6) month terms. The Landlord agrees to a six month advance notification of any increase in rental amount. Notice of the exercise of this option shall be given in writing to the Landlord at least three months prior to the end of the then current term."

Except as expressly amended above, all other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have signed this Amendment as of the date first written above.

THE TIMBERLAND COMPANY


    /s/ John R. Ranelli         /s/ Louise Minges
By:__________________________   _________________________
     John R. Ranelli            Louise Minges
     Senior Vice President
     Finance & Administration   /s/ C. Mitchell Minges
                                _________________________
                                C. Mitchell Minges